Exhibit 99.1

CEN Biotech Announces the Termination of Merger Agreement

WINDSOR, ON, November 27, 2019 (NEWSWIRE) – On June 21, 2019, CEN Biotech, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with Caduceus Software Systems Corp., a Wyoming corporation (“CSOC”) and Caduceus Merger Sub, Inc., a Wyoming corporation and a wholly owned subsidiary of CSOC (the “Merger Sub”). Pursuant to the Merger Agreement, the Company, the Merger Sub and CSOC agreed to effect a merger transaction, pursuant to which the Company would merge with and into the Merger Sub, with the Company surviving and being a wholly owned subsidiary of CSOC (the “Merger”).

The Merger Agreement was subsequently amended to extend the termination date under the Merger Agreement (i.e., the date following which a party to the Merger Agreement may terminate the Merger Agreement if the Merger and the transactions in the Merger Agreement have not closed as of that time) from August 30, 2019 to December 31, 2019 and also to remove the prohibition in the Merger Agreement from the Company soliciting or initiating discussions with third parties regarding other acquisition proposals.

Pursuant to the Merger Agreement, the Company had the unilateral right to terminate the Merger Agreement in the event that the Company’s due diligence review of CSOC and Merger Sub were unsatisfactory to the Company in its sole discretion. Following a careful due diligence review of CEN and Merger Sub, the Board of the Company decided that such due diligence review was unsatisfactory, and therefore the Company terminated the Merger Agreement as of November 20, 2019.

About CEN Biotech, Inc.

CEN Biotech, Inc. is a global holding company—dedicated to identifying and developing alternative approaches to business opportunities in diversified, yet related industries. With core operations focused on North America, Eastern Europe and China, CEN Biotech is continually looking to develop its dynamic and unique businesses, by seeking to leverage exclusive relationships with governments and private enterprises, around the world. In addition to CEN’s focus on improving the health and wellness of people, CEN also has proprietary technologies, which it believes has widespread commercial application in the Industrial, Automotive, and Agriculture sectors.

Forward-looking Statements

This press release contains “forward-looking” statements. In particular, the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements. Any statements made in this press release about an action, event or development, are forward-looking statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions, many of which may be beyond control of CEN, that could cause actual results to differ from those in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Although CEN believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, factors that cannot be predicted with certainty, as well as additional risks and uncertainties that are identified and described in CEN’s reports filed with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. CEN does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement. You can also obtain additional information regarding CEN in CEN’s filings with the SEC.

Media Inquiries can be sent to:

Brian Payne, Vice President

CEN Biotech Inc.

(519) 419-4958, Extension 1506

brian@cenbiotechinc.com